Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Omnibus Incentive Plan and the 2013 Employee Stock Purchase Plan of Five Prime Therapeutics, Inc. of our report dated March 18, 2015, with respect to the financial statements of Five Prime Therapeutics, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
March 18, 2015